EXHIBIT 10.21

[ * ] – CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment to License and Collaboration Agreement

This AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT (this “Amendment”), dated as of December 17, 2024, is entered into by and between Corxel Pharmaceuticals Hong Kong Limited (formerly known as “Ji Xing Pharmaceuticals Hong Kong Limited”), a limited liability company organized and existing under the laws of Hong Kong (the “Company”), and Cytokinetics, Incorporated, a Delaware corporation (“Cytokinetics”). The Company and Cytokinetics each may be referred to herein individually as a “Party” or collectively as the “Parties.” Reference is hereby made to that certain License and Collaboration Agreement, dated as of July 14, 2020, by and between Corxel Pharmaceuticals Limited (formerly known as “Ji Xing Pharmaceuticals Limited”) and Cytokinetics (the “License Agreement”), as assigned and transferred to the Company pursuant to the Assignment and Assumption Agreement dated as of July 14, 2020, by and between Corxel Pharmaceuticals Limited and the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the License Agreement.

RECITALS

WHEREAS, pursuant to Section 16.2(c) of the License Agreement, the Company may without consent of Cytokinetics assign the License Agreement in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which the License Agreement relates;

WHEREAS, the Company intends to assign (the “Assignment”) the License Agreement to Genzyme Corporation, a subsidiary of Sanofi S.A. (“Genzyme”), pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated on or around December 18, 2024, by and between the Company and Genzyme (the “APA”);

WHEREAS, pursuant to Section 16.7 of the License Agreement, the License Agreement may be amended, and any term may be modified, by a written instrument duly executed by the authorized representatives of both Parties; and

WHEREAS, in connection with the Assignment, the Parties have mutually agreed to modify the terms of the License Agreement subject to the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.
Agreement to Assignment. Notwithstanding the Company’s ability to effect the Assignment pursuant to Section 16.2(c) of the License Agreement without the consent of Cytokinetics, Cytokinetics hereby consents to the Assignment.
2.
Amendment to Section 2.9 ([ * ]). Effective as of immediately after the Assignment, the first sentence of Section 2.9 of the License Agreement be and hereby is amended and restated in its entirety with the following:

EXHIBIT 10.21

Section 2.9 [ * ]

2.9.1 During the Term, Genzyme shall not (and shall cause its Affiliates to not), [ * ].

2.9.2 Notwithstanding Section 2.9.1:

(a) neither Genzyme nor any of its Affiliates (referred to as a “Sanofi Entity” for the purposes of this Section 2.9.2) shall be considered in breach of Section 2.9.1 if any Sanofi Entity [ * ]; and

(b) for the avoidance of doubt and separate from Section 2.9.2(a), neither Genzyme nor any of its Affiliates shall in any event be considered in breach of Section 2.9.1 in the event that Genzyme or any of its Affiliates [ * ].

3.
Amendment to Section 14.2 (Termination). Effective as of immediately after the Assignment, Section 14.2(a) shall read as follows:

“Termination by Genzyme for Convenience. At any time, Genzyme may terminate this Agreement in its entirety by providing written notice of termination to Cytokinetics, which notice includes an effective date of termination at least [ * ] after the date of the notice.”

4.
Amendment to Section 14.4 (Survival). Effective as of immediately after the Assignment, reference to “Section 2.9 [ * ]” shall be deleted from Section 14.4 (Survival).
5.
Amendment to Definitions. Effective as of immediately after the Assignment, the following defined terms of the License Agreement shall be and hereby are amended and restated in their entirety with the following:

“Affiliate” means, with respect to a Party, any person or entity that directly or indirectly controls, is controlled by or is under common control with such Party. As used in this definition, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of fifty percent (50%) or more of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such party or the power to appoint fifty percent (50%) or more of the members of the governing body of the party. For avoidance of doubt, Sanofi S.A. shall be considered an Affiliate of Genzyme for purposes of this Agreement.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Third Party” means any entity other than Cytokinetics, Genzyme and Affiliates of either of them.

6.
New Defined Term. Effective as of immediately after to the Assignment, the following defined term shall be and hereby is added as a new defined term in the License Agreement:

“Genzyme” means GENZYME CORPORATION, a corporation incorporated under the laws of the Commonwealth of Massachusetts, USA.

EXHIBIT 10.21

7.
Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the License Agreement. Except as amended hereby, the License Agreement shall remain in full force and effect as originally written, and all references to the License Agreement shall be deemed to be references to the License Agreement as amended by this Amendment.
8.
Governing Law; Dispute Resolution. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, U.S., without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. Article 15 (Dispute Resolution) of the License Agreement are incorporated herein by reference, mutatis mutandis.
9.
Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the Parties their respective successors and permitted assigns.
10.
Representations; Disclaimer. Each Party represents and warrants to the other Party as of the date hereof that: (a) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder, and (b) this Amendment has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Laws or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
11.
Amendment; Waiver; Assignment. This Amendment may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. This Amendment may not be assigned except in connection with an assignment of the License Agreement.
12.
Entire Agreement. This Amendment contains the entire understanding of the Parties with respect to the rights granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the rights granted hereunder are superseded by the terms of this Amendment.
13.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Amendment. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including, without limitation, through the use of eSignature platforms such as DocuSign®).

[Signature Page Follows]

EXHIBIT 10.21

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

COMPANY:	CORXEL PHARMACEUTICALS HONG KONG LIMITED
By: /s/ Yanping Mou Name: Yanping Mou Title: Chief Executive Officer

EXHIBIT 10.21

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Cytokinetics:	Cytokinetics, INCORPORATED
By: /s/ Robert Blum Name: Robert I. Blum Title: President & Chief Executive Officer